Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD FIRST QUARTER 2025 RESULTS

First Quarter 2025 Highlights:

●	Record Sales of $4.8 billion, up 48% in U.S. dollars and 33% organically compared to the first quarter of 2024
●	GAAP Diluted EPS of $0.58, up 32% compared to prior year
●	Record Adjusted Diluted EPS of $0.63, up 58% compared to prior year
●	GAAP and Record Adjusted Operating Margin of 21.3% and 23.5%, respectively
●	Operating and Free Cash Flow of $765 million and $580 million, respectively
●	Completed two acquisitions: LifeSync and CommScope’s OWN and DAS businesses

Wallingford, Connecticut, April 23, 2025. Amphenol Corporation (NYSE: APH) today reported record first quarter 2025 results.

“We are pleased to have closed the first quarter of 2025 with record sales and Adjusted Diluted EPS, both significantly exceeding the high end of our guidance,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “Sales increased from prior year by 48%, driven by excellent organic growth in the IT datacom market as well as robust organic growth in the mobile devices, defense and communications networks markets, together with contributions from the Company’s acquisition program. In the first quarter, we once again realized strong profitability with Adjusted Operating Margin reaching a record 23.5%. We are extremely proud of the Company’s outstanding performance.”

During the first quarter of 2025, the Company continued to deploy its financial strength in a variety of ways to increase shareholder value. During the first quarter, the Company purchased 2.7 million shares of its common stock for $180.9 million and paid dividends of $200 million, resulting in total capital returned to shareholders of approximately $380 million.

Amphenol remains focused on expanding its growth opportunities through a deep commitment to developing enabling technologies for customers across our served end markets, an ongoing strategy of market and geographic diversification as well as an active and successful acquisition program. To that end and as previously announced during the quarter, the Company is excited to have closed the acquisitions of LifeSync as well as CommScope’s OWN and DAS businesses, which we now refer to as Andrew. Given the better than expected performance of the Andrew business thus far, Amphenol now expects the acquisition to be approximately $0.09 accretive to the Company’s 2025 Adjusted Diluted EPS, versus our initial expectation of $0.06.

Second Quarter 2025 Outlook

While we have been successful at capitalizing on many opportunities for growth, the current economic and geopolitical environment remains uncertain. Assuming the continuation of current market conditions as well as constant exchange rates, for the second quarter of 2025, Amphenol expects sales to be in the range of $4.90 billion to $5.00 billion, representing a 36% to 39% increase over the prior year quarter. Adjusted Diluted EPS is expected to be in the range of $0.64 to $0.66, representing a 45% to 50% increase from the second quarter of 2024.

Mr. Norwitt continued, “I am very pleased with the Company’s outstanding first quarter 2025 results. The revolution in electronics continues to accelerate, with new innovations creating exciting growth opportunities for Amphenol across each of our diversified end markets. In turn, we have expanded our range of high-technology interconnect products, both through our organic innovation efforts as well as through our successful acquisition program. This expanded technology position coupled with our unique entrepreneurial culture has strengthened our competitive advantage. Our ongoing drive to leverage that competitive advantage and thereby create sustained financial strength has established an excellent base for the Company’s future performance. I am confident in the ability of our outstanding and expanding entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value for our shareholders and other stakeholders.”

Conference Call and Webcast Details

The Company will host a conference call to discuss its first quarter results at 1:00 PM (EDT) on Wednesday, April 23, 2025.  The toll-free dial-in number is 833-470-1428 and the International toll number is +1-404-975-4839; Passcode: 387224.

A live webcast as well as a replay of the call can be accessed through the Investor Relations section of the Company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Commercial Aerospace, Communications Networks, Defense, Industrial, Information Technology and Data Communications and Mobile Devices. For more information, visit www.amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS, Organic Net Sales Growth, and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including, but not limited to, (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Non-GAAP financial measures related to net sales exclude the impact related to foreign currency exchange and acquisitions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures are included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties.  Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future.  These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters.  Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding second quarter 2025 sales and Adjusted Diluted EPS, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties.  Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future.  These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters.  Although the Company believes the expectations reflected in all forward-looking statements, including those we may make regarding second quarter 2025 sales and Adjusted Diluted EPS, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following:  political, economic, military and other risks related to operating in countries outside the United States, as well as changes in general economic conditions, geopolitical conditions, U.S. and other country’s trade policies, export control laws, sanctions, legislation, treaties and tariffs and other factors beyond the Company’s control; uncertainties associated with an economic slowdown or recession in any of the Company’s end markets that could negatively affect the financial condition of our customers and could result in reduced demand; risks and impacts associated with adverse public health developments, including epidemics and pandemics; risks associated with our inability to obtain certain raw materials and components, as well as the increasing cost of certain of the Company’s raw materials and components; cybersecurity threats and techniques used to disrupt operations and gain unauthorized access to our information technology systems, including, but not limited to, malware, social engineering/phishing, credential harvesting, ransomware, malfeasance by insiders, human or technological error and other increasingly sophisticated attacks, that continue to expand and evolve, including through the use of artificial intelligence and machine learning, which could, among other things, impair our information technology systems and disrupt business operations, result in reputational damage that may cause the loss of existing or future customers, loss of our intellectual property, the loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential or personal information, and potentially lead to litigation and/or governmental investigations, fines and other penalties, among other risks, and risks and impacts associated with an increasingly demanding regulatory environment surrounding information security and privacy, including additional fines, penalties and other related costs; negative impacts caused by extreme weather conditions and natural catastrophic events, including those caused or intensified by climate change and global warming; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the risks associated with the Company’s dependence on attracting, recruiting, hiring and retaining skilled employees, including as part of our various management teams; risks and difficulties in trying to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s dependence on end market dynamics to sell its products, particularly certain end markets that are subject to cyclical and at times rapid periods of reduced demand; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial and other covenants and requirements, which could result in a default under the Company’s revolving credit facility or any of our various senior notes; risks associated with the Company’s inability to access the global capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing reporting obligations, performance of government contracts and related risks associated with conducting business with the U.S. and other foreign governments or their suppliers (both directly and indirectly); governmental export and import controls as well as sanctions and trade embargoes that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions and other laws; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in enforcing and protecting the Company’s intellectual property rights; litigation, customer claims, voluntary or forced product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject; incremental costs, risks and regulations associated with efforts to combat the negative effects of climate change; and risks associated with the increasing scrutiny and expectations regarding environmental, social and corporate governance matters that could result in additional costs or risks or otherwise adversely impact our business.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission.  These or other uncertainties not identified in these documents (that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time) may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$4,811.0	$3,256.3

Cost of sales (1)	3,167.0	2,167.3

Gross profit	1,644.0	1,089.0

Acquisition-related expenses	44.0	—

Selling, general and administrative expenses	575.2	404.2

Operating income	1,024.8	684.8

Interest expense	(76.5)	(38.1)
Other income (expense), net	14.6	16.0

Income before income taxes	962.9	662.7

Provision for income taxes (2)	(218.7)	(110.7)

Net income	744.2	552.0
Less: Net income attributable to noncontrolling interests	(6.4)	(3.3)

Net income attributable to Amphenol Corporation	$737.8	$548.7

Net income attributable to Amphenol Corporation per common share — Basic	$0.61	$0.46

Weighted average common shares outstanding — Basic	1,209.8	1,200.0

Net income attributable to Amphenol Corporation per common share — Diluted (3)	$0.58	$0.44

Weighted average common shares outstanding — Diluted	1,266.2	1,255.9

Note 1  For the three months ended March 31, 2025, Cost of sales includes the amortization of acquisition-related inventory step-up costs of $60.9 million ($46.6 million after-tax, or $0.04 per share) associated with the acquisition of the Outdoor Wireless Networks segment and Distributed Antenna Systems business (collectively, the “Andrew Business”) from CommScope that closed during the first quarter of 2025.

Note 2  Provision for income taxes for the three months ended March 31, 2025 and 2024 includes excess tax benefits related to stock-based compensation of $20.1 million ($0.02 per share) and $29.7 million ($0.02 per share), respectively. Provision for income taxes for the three months ended March 31, 2024 also includes a discrete tax benefit of $18.6 million ($0.01 per share) related to the settlement of tax audits and associated lapses of statutes of limitation, along with a difference in a non-U.S. tax filing position.

Note 3  Net income per share for the three months ended March 31, 2025 and 2024 includes the excess tax benefits related to stock-based compensation discussed in Note 2. Net income per share for the three months ended March 31, 2025 also includes acquisition-related expenses of $104.9 million ($82.1 million after-tax, or $0.06 per share), comprised primarily of (i) external transaction costs associated with acquisitions and the amortization related to the value associated with acquired backlog resulting from the acquisition of the Andrew Business (such acquisition-related expenses aggregating $44.0 million are presented separately in the Condensed Consolidated Statements of Income) and (ii) the amortization of acquisition-related inventory step-up costs discussed in Note 1. Net income per share for the three months ended March 31, 2024 also included the discrete tax benefit discussed in Note 2.

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.63 and $0.40 for the three months ended March 31, 2025 and 2024, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2025	2024
ASSETS

Current Assets:
Cash and cash equivalents	$1,657.2	$3,317.0
Short-term investments	14.5	18.4
Total cash, cash equivalents and short-term investments	1,671.7	3,335.4
Accounts receivable, less allowance for doubtful accounts of $90.3 and $66.5, respectively	3,920.3	3,287.9
Inventories	2,906.4	2,545.7
Prepaid expenses and other current assets	634.8	517.0

Total current assets	9,133.2	9,686.0

Property, plant and equipment, less accumulated depreciation of $2,589.0 and $2,464.3, respectively	1,854.9	1,711.8
Goodwill	9,274.3	8,236.2
Other intangible assets, net	2,001.5	1,225.1
Other long-term assets	638.2	581.1

Total Assets	$22,902.1	$21,440.2

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Current Liabilities:
Accounts payable	$2,142.4	$1,819.4
Accrued salaries, wages and employee benefits	474.7	529.8
Accrued income taxes	260.1	199.0
Accrued dividends	199.6	199.5
Other accrued expenses	1,163.4	934.4
Current portion of long-term debt	350.8	401.7

Total current liabilities	4,591.0	4,083.8

Long-term debt, less current portion	6,816.1	6,484.4
Accrued pension and postretirement benefit obligations	133.7	129.8
Deferred income taxes	386.8	376.7
Other long-term liabilities	602.1	509.4

Total Liabilities	12,529.7	11,584.1

Redeemable noncontrolling interests	9.3	8.7

Equity:
Common stock	1.2	1.2
Additional paid-in capital	3,672.2	3,601.8
Retained earnings	7,445.9	7,105.0
Treasury stock, at cost	(174.0)	(199.7)
Accumulated other comprehensive loss	(644.1)	(716.3)

Total stockholders’ equity attributable to Amphenol Corporation	10,301.2	9,792.0

Noncontrolling interests	61.9	55.4

Total Equity	10,363.1	9,847.4

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$22,902.1	$21,440.2

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Cash from operating activities:
Net income	$744.2	$552.0

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	236.3	103.8
Stock-based compensation expense	26.6	23.8
Deferred income tax (benefit) provision	(13.9)	1.9
Net change in components of working capital	(271.3)	(73.9)
Net change in other long-term assets and liabilities	43.0	(8.1)

Net cash provided by operating activities	764.9	599.5

Cash from investing activities:
Capital expenditures	(188.6)	(94.3)
Proceeds from disposals of property, plant and equipment	4.1	0.5
Purchases of investments	(3.1)	(11.9)
Sales and maturities of investments	7.2	87.6
Acquisitions, net of cash acquired	(2,172.2)	—
Other, net	—	1.1

Net cash used in investing activities	(2,352.6)	(17.0)

Cash from financing activities:
Repayments of senior notes and other long-term debt	(400.5)	(1.1)
Borrowings (repayments) under commercial paper programs, net	639.8	—
Payment of costs related to debt financing	—	(2.9)
Purchase of treasury stock	(180.9)	(153.8)
Proceeds from exercise of stock options	53.2	113.3
Dividend payments	(199.5)	(131.7)
Other, net	(0.7)	—

Net cash used in financing activities	(88.6)	(176.2)

Effect of exchange rate changes on cash and cash equivalents	16.5	(24.2)

Net (decrease) increase in cash and cash equivalents	(1,659.8)	382.1

Cash and cash equivalents balance, beginning of period	3,317.0	1,475.0

Cash and cash equivalents balance, end of period	$1,657.2	$1,857.1

Cash paid for:
Interest	$51.7	$32.8
Income taxes, net	167.9	130.1

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Net sales:
Harsh Environment Solutions	$1,268.2	$916.0
Communications Solutions	2,413.7	1,265.7
Interconnect and Sensor Systems	1,129.1	1,074.6
Consolidated Net sales	$4,811.0	$3,256.3

Operating income:
Harsh Environment Solutions	$311.2	$244.4
Communications Solutions	660.8	286.2
Interconnect and Sensor Systems	204.5	195.4

Stock-based compensation expense	(26.6)	(23.8)
Amortization of acquisition-related inventory step-up costs	(60.9)	—
Acquisition-related expenses	(44.0)	—
Other operating expenses	(20.2)	(17.4)
Consolidated Operating income	$1,024.8	$684.8

Operating margin (%):
Harsh Environment Solutions	24.5%	26.7%
Communications Solutions	27.4%	22.6%
Interconnect and Sensor Systems	18.1%	18.2%

Stock-based compensation expense	-0.6%	-0.7%
Amortization of acquisition-related inventory step-up costs	-1.3%	0.0%
Acquisition-related expenses	-0.9%	0.0%
Other operating expenses	-0.4%	-0.5%

Consolidated Operating margin (%)	21.3%	21.0%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including, but not limited to, (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period) (1)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (2)	impact (3)	Sales Growth (5)	impact (4)	Growth (5)
Three Months Ended March 31,	2025	2024	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales by segment:
Harsh Environment Solutions	$1,268.2	$916.0	38%	(1)%	39%	32%	8%
Communications Solutions	2,413.7	1,265.7	91%	(1)%	91%	18%	73%
Interconnect and Sensor Systems	1,129.1	1,074.6	5%	(1)%	6%	—%	6%
Consolidated	$4,811.0	$3,256.3	48%	(1)%	49%	16%	33%

(1)	Percentages in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(2)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(3)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same respective period(s) in the prior year. Such amount is calculated by subtracting net sales for the current reporting period(s) translated at average foreign currency exchange rates for the respective prior year period(s) from net sales for the current reporting period(s), taken as a percentage of the respective prior year period(s) net sales.

(4)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have not been included in the Company’s consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis. Acquisition impact is calculated as a percentage of the respective prior year period(s) net sales.

(5)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume and pricing changes and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended March 31,
	2025					2024
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$1,024.8	21.3%	$737.8	22.7%	$0.58	$684.8	21.0%	$548.7	16.7%	$0.44
Amortization of acquisition-related inventory step-up costs (ii)	60.9	1.3	46.6	(0.1)	0.04	—	—	—	—	—
Acquisition-related expenses	44.0	0.9	35.5	(0.2)	0.02	—	—	—	—	—
Excess tax benefits related to stock-based compensation	—	—	(20.1)	2.1	(0.02)	—	—	(29.7)	4.5	(0.02)
Discrete tax items	—	—	—	—	—	—	—	(18.6)	2.8	(0.01)
Adjusted (non-GAAP) (iii) (iv)	$1,129.7	23.5%	$799.8	24.5%	$0.63	$684.8	21.0%	$500.4	24.0%	$0.40

FREE CASH FLOW

	Three Months Ended
	March 31,
	2025	2024
Operating Cash Flow (GAAP)	$764.9	$599.5
Capital expenditures (GAAP)	(188.6)	(94.3)
Proceeds from disposals of property, plant and equipment (GAAP)	4.1	0.5
Free Cash Flow (non-GAAP) (iv)	$580.4	$505.7

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	Amortization of acquisition-related inventory step-up costs, which is reported within Cost of sales in the Condensed Consolidated Statements of Income.

(iii)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(iv)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to stockholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, gains associated with bargain purchase acquisitions, and certain discrete tax items including, but not limited to, (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following is a reconciliation of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for the second quarter of 2025:

GUIDANCE (1)
SECOND QUARTER 2025

Diluted EPS (GAAP)	$0.63 - $0.65

Amortization of acquisition-related inventory step-up costs	$0.01

Adjusted Diluted EPS (non-GAAP) (2)	$0.64 - $0.66

(1)	Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company’s operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. The Company estimates amortization of acquisition-related inventory step-up costs in the second quarter of 2025 of approximately $17 million ($0.01 per share) resulting from the acquisition of the Andrew Business from CommScope that closed in the first quarter of 2025.

(2)	Per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.